UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15, 2013

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2013, Wave Systems Corp. (the “Company”) announced that Mr. William M. Solms, Acting Chief Executive Officer, has been appointed by the Board of Directors as Chief Executive Officer.  The appointment is effective as of November 15, 2013.  In connection with Mr. Solms’ appointment, the Company has terminated its search for a permanent CEO.  Biographical and other information regarding Mr. Solms is included in the Company’s Current Report on Form 8-K filed on October 10, 2013.

In addition, on November 15, 2013, in accordance with the Re-Stated By-Laws of the Company, the Board of Directors of the Company voted to increase the size of the Board from five to six members and appointed Mr. Solms to serve as a director to fill the vacancy created by such increase.

Item 8.01.          Other Events.

On November 19, 2013, the Company issued a press release announcing the matters described above in Item 5.02.  A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits .

(d)            Exhibits.

Exhibit 99.1       Press Release of the Company, dated November 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: November 19, 2013

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Wave, November 19, 2013.